                          CERTIFICATE OF INCORPORATION
                                       OF
                           ENDOCARDIAL SOLUTIONS, INC.


          To form a corporation pursuant to the Delaware General Corporation Law, the undersigned hereby certifies as follows:

                                   ARTICLE 1.

          The name of this corporation is Endocardial Solutions, Inc.

                                   ARTICLE 2.

          The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                   ARTICLE 3.

          The corporation shall have perpetual duration.

                                   ARTICLE 4.

          The registered office of this corporation in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the name of its registered agent is The Corporation Trust Company.

                                   ARTICLE 5.

5.1  AUTHORIZED SHARES.

          The total number of shares of stock which this corporation is authorized to issue is 32,000,000 shares, par value $.01 per share, of which 17,000,000 shares are designated Common Stock and 15,000,000 shares are undesignated preferred stock.

5.2  UNDESIGNATED PREFERRED STOCK.

          Authority is hereby expressly vested in the board of directors, subject to the provisions of this Article 5 and to the limitations prescribed by law, to authorize the issue from time to time of one or more series of preferred stock and with respect to each such series to fix by resolution or resolutions adopted by the affirmative vote of a majority of the whole board of directors providing for the issue of such series

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the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof.

5.3  DESIGNATION OF PREFERRED STOCK

     Shares of the Corporation's Preferred Stock, par value $.01 per share, shall be designated as follows: (i) 775,000 shares as the "Series A Preferred Stock" (the "Series A Preferred") and (ii) 6,799,096 as the "Series B Preferred Stock" (the "Series B Preferred"). The Series A Preferred and the Series B Preferred are collectively referred to herein as the "Series Preferred."

     1.   DIVIDEND RIGHTS.

          (a) Holders of Series Preferred, in preference to the holders of any other stock of the Corporation ("Junior Stock"), shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds that are legally available therefor, cash dividends at the rate of eight percent (8%) of the Original Issue Price (as hereinafter defined) per annum on each outstanding share of Series Preferred (as adjusted for any stock dividends, combinations or splits with respect to such shares) from and after the Original Issue Date (as hereinafter defined). The Original Issue Price of the Series A Preferred shall be one dollar ($1.00). The Original Issue Price of the Series B Preferred shall be one dollar and seventy cents ($1.70). Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be non-cumulative.

          (b) So long as any shares of Series Preferred shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any shares of any Junior Stock of the Corporation be purchased, redeemed, or otherwise acquired for value by the Corporation (except for acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation or in exercise of the Corporation's right of first refusal upon a proposed transfer) until all dividends (set forth in Section 1(a) above) on the Series Preferred shall have been paid or declared and set apart. In the event dividends are paid on any share of Common Stock, an additional dividend shall be paid with respect to all outstanding shares of Series Preferred in an amount equal per share (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock. The provisions of this Section 1(b) shall not, however, apply to 1. a dividend payable in Common Stock, 2. the acquisition of shares of any Junior Stock in exchange for shares of any other Junior Stock, or 3. any repurchase of any outstanding securities of the Corporation that is unanimously approved by the Corporation's Board of Directors.

     2.   VOTING RIGHTS.

          (a) Except as otherwise provided herein or as required by law, the Series Preferred shall be voted with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of shareholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis (an "As-if-converted Basis"): each holder of shares of Series Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series Preferred are convertible (pursuant to Section 5 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

          (b) For so long as the authorized size of the Corporation's Board of Directors is five (5) or more, the holders of Series Preferred, voting as a separate class and on an As-if-converted Basis, shall be entitled to elect two
(2) members of the Corporation's Board of Directors, to remove from office either or both such directors and to fill any vacancy caused by the resignation, death or removal of either or both such directors; the holders of Common Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board of Directors, so long as such director is satisfactory to the holders of a majority of the Series Preferred (voting on an As-if-converted Basis), to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; and the holders of Common Stock and Series Preferred, voting together as a class (with the Series Preferred voting on an As-if-converted Basis), shall be entitled to elect all remaining members of the Board of Directors.

          (c) For so long as at least 500,000 shares of Series Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least two-thirds of the outstanding Series Preferred voting together as a single class on an As-if-converted Basis shall be necessary for effecting or validating the following actions:

               (i) Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Corporation (including any filing of a certificate of designation pursuant to Section 151 of the Delaware Corporation Law), that affects adversely the voting powers, preferences, or other special rights or privileges, qualifications, limitations, or restrictions of the Series Preferred;

               (ii) Any increase or decrease (other than by redemption or conversion) in the authorized number of shares of Common or Preferred Stock;

               (iii) Any authorization or any increase, whether by reclassification or otherwise, in the authorized amount of any class of shares or series of equity securities of the Corporation ranking on a parity with or senior to the Series Preferred in right of redemption, liquidation preference, voting or dividends;

               (iv) Any redemption, repurchase, payment of dividends or other distributions with respect to Junior Stock (except for acquisitions of common stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services or in exercise of the Corporation's right of first refusal upon a proposed transfer);

               (v) Any agreement to sell, lease or otherwise dispose of all or substantially all of the assets, property or business of the Corporation, or to merge or consolidate the Corporation with any person, or permit any other person to merge into it, or any other reorganization except for mergers, consolidations or reorganizations in which the Corporation is the surviving corporation and, after giving effect to the merger, consolidation, or reorganization, the holders of the Corporation's outstanding capital stock immediately preceding such merger own at least fifty percent (50%) of the outstanding capital stock of the surviving corporation;

               (vi) Any increase or decrease in the authorized number of members of the Corporation's Board of Directors;

               (vii) Any action that results in the payment or declaration of any dividend on any shares of Common Stock or Preferred Stock; or

               (viii) Any voluntary dissolution or liquidation of the Corporation.

     3.   LIQUIDATION RIGHTS.

          (a) Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of Series Preferred shall be entitled to be paid out of the assets of the Corporation an amount per share of Series Preferred equal to Original Issue Price plus all declared and unpaid dividends on such shares for each share of Series Preferred held by them.

          (b) After the payment of the full liquidation preference of the Series Preferred as set forth in Section 3(a) above, the assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock and Series Preferred on an as-if-converted to Common Stock basis until such time as the holders of Series A Preferred have received a total liquidation amount of three dollars ($3.00) per share (as adjusted for stock splits, recapitalizations and the like) and the holders of Series B Preferred have received a total liquidation amount of five dollars and ten cents ($5.10) per share (as adjusted for stock splits, recapitalizations and the like). The remaining assets of the

Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock.

          (c)  The following events shall be considered a liquidation under
Section 3(a):

          (i) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of the Corporation immediately prior to such consolidation, merger or reorganization, own less than 50% of the surviving or successor entity immediately after such consolidation, merger or reorganization or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Corporation's voting power is transferred; or

          (ii) a sale, lease or other disposition of all or substantially all of the assets of the Corporation.

          (d) If, upon any liquidation (or any transaction deemed to be a liquidation), distribution, or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series Preferred, then such assets shall be distributed among the holders of Series Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

     4.   REDEMPTION.

          (a) The Corporation shall be obligated to redeem the Series Preferred as follows:

               (i) At any time after March 15, 1999, the holders of at least two-thirds of the then outstanding shares of Series Preferred, voting together as a single class on an As-if-converted Basis, may require the Corporation to redeem the Series Preferred in eight equal quarterly installments (each a "Redemption Date"). The redemption described in the foregoing sentence shall commence one year following the affirmative vote of the holders of the Series Preferred. The Corporation shall effect such redemptions on the applicable Redemption Date by paying in cash in exchange for the shares of Series Preferred to be redeemed a sum equal to the Original Issue Price per share of Series Preferred (as adjusted for any stock dividends, combinations or splits) plus declared and unpaid dividends with respect to such shares. The number of shares of Series Preferred that the Corporation shall be required to redeem on any one Redemption Date shall be equal to the amount determined by dividing (i) the aggregate number of shares of Series Preferred outstanding immediately prior to the Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies).

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

               (ii) At least thirty (30) days but no more than sixty (60) days prior to the first Redemption Date, the Corporation shall send a notice (a "Redemption Notice") to all holders of Series Preferred to be redeemed setting forth (a) the Redemption Price for the shares to be redeemed; and (b) the place at which such holders may obtain payment of the Redemption Price upon surrender of their share certificates. If the Corporation does not have sufficient funds legally available to redeem all shares to be redeemed at the Redemption Date, then it shall redeem such shares pro rata (based on the portion of the aggregate Redemption Price payable to them) to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

          (b) On or prior to the Redemption Date, the Corporation shall deposit the Redemption Price of all shares to be redeemed with a bank or trust company having aggregate capital and surplus in excess of $10,000,000, as a trust fund, with irrevocable instructions and authority to the bank or trust company to pay, on and after such Redemption Date, the Redemption Price of the shares to their respective holders upon the surrender of their share certificates. The balance of any funds deposited by the Corporation pursuant to this Section 4(b) remaining unclaimed at the expiration of one year following such Redemption Date shall be returned to the Corporation promptly upon its written request.

          (c) On or after such Redemption Date, each holder of shares of Series Preferred to be redeemed shall surrender such holder's certificates representing such shares to the Corporation and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. From and after such Redemption Date, unless there shall have been a default in payment of the Redemption Price or the Corporation is unable to pay the Redemption Price due to not having sufficient legally available funds, all dividends on the shares of Series Preferred to be redeemed shall cease to accrue and all rights of the holders of such shares as holders of Series Preferred (except the right to receive the Redemption Price without interest upon surrender of their certificates), shall cease and terminate with respect to such shares, provided that in the event that shares of Series Preferred are not redeemed due to a default in payment by the Corporation or because the Corporation does not have sufficient legally available funds, such shares of Series Preferred shall remain outstanding and shall be entitled to all of the rights and preferences provided herein.

     5.   CONVERSION RIGHTS.

          The holders of the Series Preferred shall have the following rights with respect to the conversion of the Series Preferred into shares of Common
Stock:

          (a) OPTIONAL CONVERSION. Subject to and in compliance with the provisions of this Section 5, any shares of Series Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of

Common Stock. With respect to any shares of Series Preferred for which a notice of redemption has been given pursuant to Section 4(a), the right of conversion of those shares shall terminate upon redemption. The number of shares of Common Stock to which a holder of Series Preferred shall be entitled upon conversion shall be the product obtained by multiplying the Conversion Rate (as hereinafter defined) for such series of Preferred Stock then in effect (determined as provided in Section 5(b)) by the number of shares of Series Preferred being converted.

          (b) CONVERSION RATE. The conversion rate in effect at any time for conversion of the Series A Preferred (the "Series A Conversion Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series A Preferred by the Series A Conversion Price, calculated as provided in
Section 5(c). The conversion rate in effect at any time for conversion of the Series B Preferred (the "Series B Conversion Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series B Preferred by the Series B Conversion Price, calculated as provided in Section 5(c).

          (c) CONVERSION PRICE. The conversion price for the Series A Preferred shall initially be the Original Issue Price of the Series A Preferred (the "Series A Conversion Price"). Such initial Series A Conversion Price shall be adjusted from time to time in accordance with this Section 5. All references to the Series A Conversion Price herein shall mean the Series A Conversion Price as so adjusted. The conversion price for the Series B Preferred shall initially be the Original Issue Price of the Series B Preferred (the "Series B Conversion Price"). Such initial Series B Conversion Price shall be adjusted from time to time in accordance with this Section 5. All references to the Series B Conversion Price herein shall mean the Series B Conversion Price as so adjusted. Those sections of this Agreement which refer to adjustment of the Conversion Price shall apply independently to the Series A Conversion Price and Series B Conversion Price.

          (d) MECHANICS OF CONVERSION. Each holder of Series Preferred who desires to convert the same into shares of Common Stock pursuant to this
Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series Preferred being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

          (e) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time or from time to time after issuance of any shares of Series B Preferred pursuant to the terms of the Series B Preferred Stock Purchase Agreement dated as of January 25, 1995 among the Corporation and certain other persons (the "Original Issue Date") effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          f. ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 5(f) to reflect the actual payment of such dividend or distribution.

          g. ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their Series Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and

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including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series Preferred or with respect to such other securities by their terms.

          h. ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5 or in
Section 3(c)), in any such event each holder of Series Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

          i. REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5 or in Section 3(c)), as a part of such capital reorganization, provision shall be made so that the holders of the Series Preferred shall thereafter be entitled to receive upon conversion of the Series Preferred the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series Preferred after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

          j.   SALE OF SHARES BELOW CONVERSION PRICE.

               (i) Subject to Section 5(j)(vi) below, if at any time or from time to time after the Original Issue Date, (a) the Corporation issues or sells, or is deemed by the express provisions of this Section 5(j) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in
Section 5(f) above, and other than a

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subdivision or combination of shares of Common Stock as provided in Section 5(e)
above, for an Effective Price (as hereinafter defined) less than the then effective Series B Conversion Price, and (b) either any holder of such Series B Preferred has been offered the right to purchase at least its Pro Rata Share (as hereinafter defined) of such issuance or sale, but does not participate in such issuance or sale to the full extent of its Pro Rata Share, or the provisions of this Section 5(j)(i) have been applicable to a holder of such Series B Preferred prior to such sale, issuance or deemed sale or issuance, then and in each such case the then existing Series B Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series B Conversion Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding (including all shares of Common Stock issuable upon conversion of all outstanding Series Preferred) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in Section 5(j)(vii)) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including all shares of Common Stock issuable upon conversion of all outstanding Series Preferred) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For purposes of this Section 5(j)(i): a holder's "Pro Rata Share" as of any date shall be equal to the proportion determined on such date by dividing the number of shares of Common Stock obtainable upon conversion of all such holder's Series B Preferred by the number of shares of Common Stock then outstanding (including all shares issuable upon conversion or exercise of, or in exchange for, all outstanding Convertible Securities (as hereinafter defined)).

               (ii) Subject to Section 5(j)(vi) below, if at any time or from time to time after the Original Issue Date, (a) the Corporation issues or sells, or is deemed by the express provisions of this Section 5(j) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in
Section 5(f) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 5(e) above, for an Effective Price (as hereinafter defined) less than the then effective Series B Conversion Price and
(b) any holder of such Series B Preferred either has not been offered the right to purchase at least its Pro Rata Share of such issuance or sale or has been offered the right to purchase at least its Pro Rata Share of such issuance or sale and participates in such issuance or sale at least to the extent of its Pro Rata Share of such issuance or sale and the provisions of Section 5(j)(i) above are not and have never been applicable to such holder prior to such sale, issuance or deemed sale or issuance, then as of the opening of business on the date of such issue or sale, the Series B Conversion Price will be reduced (x) if the Effective Price at which any Additional Share of Common Stock is issuable, or deemed to be issuable, is greater than or equal to $1 per share (as adjusted proportionally for any combination, split or other division of shares after the Original Issue Date), to the Effective Price at which Additional Shares of Common Stock have been issued or sold or is deemed to have been issued or sold, and (y) if the Effective Price at which any Additional Share of Common Stock is issuable, or deemed to be issuable, is less than $1 per share (as so adjusted), to a price determined by first reducing the Series B Conversion Price to the lesser of $1 and the Series B Conversion Price in effect immediately prior to the adjustment pursuant hereto, and then by multiplying the Series B Conversion Price by a fraction
(i) the numerator of which shall be (A) the number of shares of Common Stock outstanding (including all shares of Common Stock issuable upon conversion of all outstanding Series Preferred) immediately prior to such issue or sale, plus
(B) the number of shares of Common Stock which the aggregate consideration received (as defined in Section 5(j)(vii)) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including all shares of Common Stock issuable upon conversion of all outstanding Series Preferred) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued.

               (iii)  If and whenever the provisions of Section 5(j)(i) and
Section 5(j)(ii) above are BOTH applicable to any issuance or sale or deemed issuance or sale of any share of Common Stock for a consideration per share less than the Series B Conversion Price of any Series B Preferred in effect immediately prior to the time of such issuance or sale, then promptly after receipt of written notice from the Corporation each and every holder of such Series B Preferred shall surrender the certificate or certificates representing the shares of such Series B Preferred owned by such holder to the Corporation at its principal office. As soon as possible after the surrender of such certificate or certificates of such Series B Preferred by the holders thereof, the Corporation will deliver:

               (A) a certificate or certificates representing the number of shares of such Series B Preferred owned by each holder subject to the provisions of Section 5(j)(i) above pursuant to which the Series B Conversion Price was thereby adjusted and the shares represented by such certificate or certificates will be designated as a new separate series of Preferred Stock; and

               (B) a certificate or certificates representing the number of shares of such Series B Preferred owned by each holder subject to the provisions of Section 5(j)(ii) above pursuant to which the Series B Conversion Price was thereby adjusted and the shares represented by such certificate or certificates will be designated as a new separate series of Preferred Stock.

               (iv) Each new separate series of Series B Preferred to be issued pursuant to Section 5(j)(iii) will be designated as Series B-1, Series B-2, Series B-3, etc. and will be deemed (for all purposes other than this Section 5(j)) to be Series B Preferred hereunder. All such series of any class will be identical in all respects hereunder except for the different Conversion Price for each series determined pursuant to this Section 5(j).

               (v) If at any time or from time to time after the Original Issue Date, the Corporation issues or sells, or is deemed by the express provisions of this Section 5(j) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 5(f) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 5(e) above, for an Effective Price less than the then effective Series A Conversion Price, then and in each such case the then existing Series A Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series A Conversion Price by a fraction
(i) the numerator of which shall be (A) the number of shares of Common Stock outstanding (including all shares of Common Stock issuable upon conversion of all outstanding Series Preferred) immediately prior to such issue or sale, plus
(B) the number of shares of Common Stock which the aggregate consideration received (as defined in Section 5(j)(vii)) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including all shares of Common Stock issuable upon conversion of all outstanding Series Preferred) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued.

               (vi) Sections 5(j)(i), (ii) and (iii) above will not apply to any issuance, or deemed issuance, of Additional Shares of Common Stock which occurs upon or after consummation of a Qualifying Equity Issuance (as hereinafter defined). If at any time or from time to time after the consummation of a Qualifying Equity Issuance the Corporation issues or sells, or is deemed by the express provisions of this Section 5(j) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 5(f) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 5(e) above, for an Effective Price less than the then effective Series B Conversion Price, then and in each such case the then existing Series B Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined in accordance with Section 5(j)(i). For purposes hereof, "consummation of a Qualifying Equity Issuance" means the receipt by the Corporation of net proceeds of at least $5,250,000 from the issuance and sale of its Common Stock or Preferred Stock (the "New Stock") in a single transaction (which may have multiple closings within a period not exceeding sixty (60) days) at an Effective Price in excess of $1.70 per share of Common Stock (as adjusted proportionally for any combination, split or other division of shares after the Original Issue Date); provided that (x) each of the purchasers thereof purchase such New Stock on the same terms and conditions as each other purchaser thereof, (y) at least 1/3 of each type or class of New Stock issued in such transaction is purchased by a person or entity which, immediately prior to such transaction was neither a holder of any capital stock nor an affiliate of the Corporation or of a holder of any of the Corporation's capital stock, and (z) the terms of any "anti-dilution" or other provision or agreement which directly or indirectly adjusts the number of shares of Common Stock or other equity participation issuable with respect to the New Stock, based upon subsequent issuances or deemed issuances of the Corporation's capital stock, will be no more favorable to the holders of the New Stock than the terms of the immediately preceding sentence would be if applied to such holders, assuming for such purposes that the "Conversion Price" of the New Stock, if any, is not less than the Effective Price with respect to such issuance of New Stock and that the Common Stock issuable with respect to the New Stock shall be included in the calculation of clause (ii) of such sentence.

               (vii) For the purpose of making any adjustment required under this Section 5(j), the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale but without deduction of any expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

               (viii)  For the purpose of the adjustment required under this
Section 5(j), if the Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Conversion Price, in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series Preferred.

               (ix) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 5(j), whether or not subsequently reacquired or retired by the Corporation other than (1) shares of Common Stock issued upon conversion of the Series Preferred; (2) up to but not exceeding One Million Four Hundred Eighty Seven Thousand Seven Hundred Fifty (1,487,750) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board; and (3) up to Ninety Three Thousand Two Hundred Thirteen (93,213) shares of Series B Preferred Stock issued pursuant to the exercise of warrants outstanding as of the Original Issue Date. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this
Section 5(j), into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this Section 5(j), for such Additional Shares of Common Stock.

          k.    CERTIFICATE OF ADJUSTMENT.   In each case of an adjustment or
readjustment of the Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series Preferred, if the Series Preferred is then convertible pursuant to this Section 5, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series Preferred at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Conversion Price at the time in effect, (3) the number of Additional Shares of Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series Preferred.

          l. NOTICES OF RECORD DATE. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transfer of all or substantially all the assets of the Corporation to any other person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

          m.   AUTOMATIC CONVERSION.

               (i) Each share of Series A Preferred shall automatically be converted into shares of Common Stock, based on the then effective Conversion Price, at any time upon the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred. Each share of Series B Preferred shall automatically be converted into shares of Common Stock, based on the then effective Conversion Price, at any time upon the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series B Preferred. Each share of Series Preferred shall automatically be converted into shares of Common Stock, based on the then-effective applicable Conversion Price, immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which (i) the per share price is at least $7.00 (as adjusted for stock splits, recapitalizations and the like), and (ii) the gross cash proceeds to the Corporation are at least $10,000,000 (after deduction for underwriting discounts, commissions and fees). Upon such automatic conversion, any accumulated and unpaid dividends shall be paid in accordance with the provisions of Section 5(d).

               (ii) Upon the occurrence of the event specified in paragraph (1) above, the outstanding shares of Series Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series Preferred, the holders of Series Preferred shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series Preferred surrendered were convertible on the date on which such automatic conversion occurred, and the Corporation shall promptly pay in cash or, at the option of the Corporation, Common Stock (at the Common Stock's fair market value determined by the Board as of the date of such conversion), or, at the option of the Corporation, both, all declared and unpaid dividends on the shares of Series Preferred being converted, to and including the date of such conversion.

          n. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of Series Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board) on the date of conversion.

          o. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          p. NOTICES. Any notice required by the provisions of this Section 5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

          q. PAYMENT OF TAXES. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred so converted were registered.

          r. NO DILUTION OR IMPAIRMENT. The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series Preferred against dilution or other impairment.

          6. NO REISSUANCE OF SERIES PREFERRED. No share or shares of Series Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall acquire the status of undesignated shares of Preferred Stock.

          7. NO PREEMPTIVE RIGHTS. Shareholders shall have no preemptive rights except as granted by the Corporation pursuant to written agreements. Shareholders shall not have the right to cumulate their votes for the election of Directors.

                                   ARTICLE 6.

          In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, amend, alter, change, add to or repeal bylaws of this corporation, without any action on the part of the stockholders. The bylaws made by the directors may be amended, altered, changed, added to or repealed by the stockholders.

                                   ARTICLE 7.

          A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this article shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for the unlawful payment of dividends or unlawful stock repurchases under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. This article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this article.

          If the Delaware General Corporation Law is hereafter amended to authorize any further limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as amended.

          Any repeal or modification of the foregoing provisions of this article by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE 8.

          The initial board of directors shall be comprised of:

          Name                          Address
          ----                          -------

          Graydon E. Beatty             1350 Energy Lane, Suite 110
                                        St. Paul, Minnesota 55108

          Ronald H. Kase                235 Montgomery Street, Suite 1025
                                        San Francisco, California 94104

          James E. Daverman             520 Lake Cook Road, Suite 450
                                        Deerfield, Illinois 60015

          Peter H. McNerney             60 South Sixth Street, Suite 3510
                                        Minneapolis, Minnesota 55402

          James W. Bullock              1350 Energy Lane, Suite 110
                                        St. Paul, Minnesota 55108


                                   ARTICLE 9.

          The name and mailing address of the incorporator is:

               Kenneth L. Cutler
               Pillsbury Center South
               220 South Sixth Street
               Minneapolis, Minnesota 55402:



Dated: January 27, 1995          /s/ Kenneth L.Cutler
                                 ---------------------------
                                 Kenneth L. Cutler

                           ENDOCARDIAL SOLUTIONS, INC.
                               -------------------


                           CERTIFICATE OF DESIGNATIONS
                                       FOR
                            SERIES C PREFERRED STOCK

         (Pursuant to Delaware General Corporation Law, Section 151(g))

                              --------------------

               The undersigned, being respectively the President and Chief Executive Officer the Secretary of Endocardial Solutions, Inc. (the "Corporation"), a corporation organized and existing under the Delaware General Corporation Law, in accordance with the provisions of the Delaware General Corporation Law, Section 151(g), do hereby certify that:

               Pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors on April 26, 1996, in accordance with the Delaware General Corporation Law, Section 151, duly adopted the following resolution establishing a series of 1,953,700 shares of the Corporation's preferred stock, to be designated as its Series C Preferred Stock:

               RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") by the Certificate of Incorporation of the Corporation, the Board of Directors hereby establishes a series of Series C Preferred Stock of the Corporation and hereby states the number of shares, and fixes the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, of such series of shares as follows:

                            SERIES C PREFERRED STOCK

               Section 1.  DESIGNATION; NUMBER OF SHARES.      The shares  of
such series shall be designated as "Series C Preferred Stock" (the "Series C Preferred"), and the number of shares constituting the Series C Preferred shall be 1,953,700. Such number of shares may be decreased by resolution of the Board of Directors adopted and filed pursuant to the Delaware General Corporation Law,
Section 151(g), or any successor provision; provided, that no such decrease shall reduce the number of authorized shares of Series C Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire shares of Series C Preferred.

               Section 2. STATED CAPITAL. The amount to be represented in the stated capital of the Corporation for each share of Series C Preferred shall be $.01.

               Section 3. RANK. The Series C Preferred shall rank (a) prior to all of the Corporation's Common Stock, par value $.01 per share (the "Common Stock"), now outstanding or hereafter issued, and (b) junior to all of the Corporation's (i) Series A Preferred Stock, par value $.01 per share (the "Series A Preferred"), now outstanding or hereafter issued, and (ii) Series B Preferred Stock, par value $.01 per share (the "Series B Preferred"), now outstanding or hereafter issued, in the case of each of (a) and (b), both as to payment of dividends and as to distributions of assets upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

               Section 4. DIVIDENDS AND DISTRIBUTIONS. The holders of shares of Series C Preferred shall be treated as, and rank on a parity with, the holders of shares of Common Stock for the purpose of dividends and distributions and shall be entitled to share ratably with holders of shares of the Common Stock and receive, when, as and if declared by the Board of Directors out of funds legally available for such purpose, such dividends and distributions as are declared by the Board of Directors on the Common Stock on an as-if-converted basis (as defined below) as of the date of declaration.

               Any reference to "distribution" contained in this Section 4 shall not be deemed to include any distribution made in connection with a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

               Section 5.  VOTING RIGHTS.

          (a) Except as otherwise provided herein or as required by law, the Series C Preferred shall be voted with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of shareholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis (an "as-if-converted basis"): each holder of shares of Series C Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series Preferred are convertible (pursuant to Section 7 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

          (b) For so long as at least 500,000 shares of Series C Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least two-thirds of the outstanding Series C Preferred voting together as a single class on an as-if-converted basis shall be necessary for effecting or validating any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Corporation or this Certificate of Designations (including any filing of a certificate of designation pursuant to Section 151 of the Delaware Corporation
Law), that affects adversely the voting powers, preferences, or other special rights or privileges, qualifications, limitations, or restrictions of the Series C Preferred;

          (c) For so long as at least 500,000 shares of Series C Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least two-thirds of the outstanding Series C Preferred voting together with the Series A Preferred and Series B Preferred as a single class on an as-if-converted basis shall be necessary for effecting or validating the following actions:

               (i) Any increase or decrease (other than by redemption or conversion) in the authorized number of shares of Common Stock or Preferred Stock;

               (ii) Any voluntary dissolution or liquidation of the Corporation.

          Section 6.  LIQUIDATION RIGHTS.

               (a) Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, after any distribution or payment in respect of liquidation required to be made to holders of stock of the Corporation, including the Series A Preferred and the Series B Preferred, ranking senior to the Series C Preferred Stock in respect of rights upon liquidation but before any distribution or payment shall be made to the holders of any Common Stock or other stock, if any, of the Corporation ranking junior to the Series C Preferred in respect of rights upon liquidation (collectively, "Junior Stock"), the holders of Series C Preferred shall be entitled, to be paid out of the assets of the Corporation an amount per share of Series Preferred equal to $5.12 per share plus all declared and unpaid dividends on such shares for each share of Series C Preferred held by them.

               (b) After the payment of the full liquidation preference of the Series C Preferred as set forth in Section 5(a) above, the assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock, Series A Preferred, Series B Preferred and Series C Preferred, in each case on an as-if-converted basis, until such time as the holders of Series A Preferred have received a total liquidation amount of three dollars ($3.00) per share (as adjusted for stock splits, recapitalizations and the like) and the holders of Series B Preferred have received a total liquidation amount of five dollars and ten cents ($5.10) per share (as adjusted for stock splits, recapitalizations and the like). The remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock and the Series C Preferred on an as-if-converted basis.

               (c)  The following events shall be considered a liquidation under
Section 5(a):

               (i) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of the Corporation immediately prior to such consolidation, merger or reorganization, own less than 50% of the surviving or successor entity immediately after such consolidation, merger or reorganization or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Corporation's voting power is transferred; or

               (ii) a sale, lease or other disposition of all or substantially all of the assets of the Corporation.

               (d) If, upon any liquidation (or any transaction deemed to be a liquidation), distribution, or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series C Preferred, then such assets shall be distributed among the holders of Series C Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

               Section 7. CONVERSION RIGHTS. The holders of the Series C Preferred shall have the following rights with respect to the conversion of the Series C Preferred into shares of Common Stock:

               (a) OPTIONAL CONVERSION. Subject to and in compliance with the provisions of this Section 7, any shares of Series C Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable
shares of Common Stock.   A holder of Series C Preferred shall be entitled upon
conversion to receive one share of Common Stock for each share of Series C Preferred Stock being converted.

               (b) MECHANICS OF CONVERSION. Each holder of Series C Preferred who desires to convert the same into shares of Common Stock pursuant to this
Section 7 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series C Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series C Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series C Preferred being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series C Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

               (c) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time or from time to time after issuance of any shares of Series C Preferred effect a subdivision of the outstanding Common Stock, the number of shares of Common Stock into which the Series C Preferred Stock is convertible shall be proportionately increased. Conversely, if the Corporation shall at any time or from time to time after issuance of any shares of Series C Preferred effect a combination of the outstanding shares of Common Stock into a smaller number of shares, the number of shares of Common Stock into which the Series C Preferred is convertible shall be proportionately decreased. Any adjustment under this Section 7(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

               (d)   ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS.
If the Corporation at any time or from time to time after issuance of any shares of Series C Preferred makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the number of shares of Common Stock into which the Series C Preferred is then convertible shall be increased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by such number of additional shares of Common Stock as a holder of shares of Common Stock in respect of such dividend or distribution.

               (e) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If the Corporation at any time or from time to time after issuance of any shares of Series C Preferred makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series C Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their Series C Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 7 with respect to the rights of the holders of the Series C Preferred or with respect to such other securities by their terms.

               (f) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after issuance of any shares of Series C Preferred, the Common Stock issuable upon the conversion of the Series C Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 7 or in Section 3(c)), in any such event each holder of Series C Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

               (g) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 7 or in Section 6(c)), as a part of such capital reorganization, provision shall be made so that the holders of the Series C Preferred shall thereafter be entitled to receive upon conversion of the Series C Preferred the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holders of Series C Preferred after the capital reorganization to the end that the provisions of this Section 7 (including adjustment of the number of shares of Common Stock to be received upon conversion of the Series C Preferred then in effect) shall be applicable after that event and be as nearly equivalent as practicable.

               (h) CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the number of shares of Common Stock or other securities issuable upon conversion of the Series C Preferred, if the Series C Preferred is then convertible pursuant to this Section 7, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series C Preferred at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

               (i) NOTICES OF RECORD DATE. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transfer of all or substantially all the assets of the Corporation to any other person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series C Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

          (j)  AUTOMATIC CONVERSION.

               (i) Each Share of Series C Preferred shall automatically be converted into shares of Common Stock on a one for one basis at any time upon the affirmative vote of the holders of at least two-thirds of the outstanding Series C Preferred. Each share of Series C Preferred shall automatically be converted into shares of Common Stock, based on the number of shares of Common Stock into which shares of Series C are then convertible pursuant to the provisions of this
          Section 7, immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which (i) the per share price is at least $7.00 (as adjusted for stock splits, recapitalizations and the like), and (ii) the gross cash proceeds to the Corporation are at least $10,000,000 (after deduction for underwriting discounts, commissions and fees). Upon such automatic conversion, any accumulated and unpaid dividends shall be paid in accordance with the provisions of Section 7(b).

               (ii) Upon the occurrence of the event specified in paragraph (i) above, the outstanding shares of Series C Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series C Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series C Preferred, the holders of Series C Preferred shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series C Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series C Preferred surrendered were convertible on the date on which such automatic conversion occurred, and the Corporation shall promptly pay in cash or, at the option of the Corporation, Common Stock (at the Common Stock's fair market value determined by the Board as of the date of such conversion), or, at the option of the Corporation, both, all declared and unpaid dividends on the shares of Series C Preferred being converted, to and including the date of such conversion.

               (k) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of Series C Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series C Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board of Directors of the Company) on the date of conversion.

               (l) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               (m)  NOTICES.  Any notice required by the provisions of this
Section 7 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

               (n) PAYMENT OF TAXES. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series C Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series C Preferred so converted were registered.

               (o) NO DILUTION OR IMPAIRMENT. The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series C Preferred against dilution or other impairment.

               Section 8. NO REISSUANCE OF SERIES C PREFERRED. No share or shares of Series C Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall acquire the status of undesignated shares of Preferred Stock.

               Section 9. NO PREEMPTIVE RIGHTS. Shareholders of the Corporation shall have no preemptive rights except as granted by the Corporation pursuant to written agreements. Shareholders shall not have the right to cumulate their votes for the election of Directors.

          IN WITNESS WHEREOF, Endocardial Solutions, Inc. has caused this certificate to be signed by James W. Bullock, in his capacity as President and Chief Executive Officer, and attested by James W. Bullock, in his capacity as Secretary, this 26th day of April, 1996.

                               ENDOCARDIAL SOLUTIONS, INC.


                               By    /s/ James W. Bullock
                                    -----------------------------------
                                    James W. Bullock
                                    President and Chief Executive Officer

Attest:



By
  ------------------------
      Secretary

                           ENDOCARDIAL SOLUTIONS, INC.

                               -------------------

                           CERTIFICATE OF DESIGNATIONS
                                       FOR
                            SERIES D PREFERRED STOCK

         (Pursuant to Delaware General Corporation Law, Section 151(g))

                              --------------------

          The undersigned, being respectively the President and Chief Executive Officer the Secretary of Endocardial Solutions, Inc. (the "Corporation"), a corporation organized and existing under the Delaware General Corporation Law, in accordance with the provisions of the Delaware General Corporation Law,
Section 151(g), do hereby certify that:

          Pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors on [September 4, 1996], in accordance with the Delaware General Corporation Law, Section 151, duly adopted the following resolution establishing a series of 15,000 shares of the Corporation's preferred stock, to be designated as its Series D Preferred Stock:

          RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") by the Certificate of Incorporation of the Corporation, the Board of Directors hereby establishes a series of Series D Preferred Stock of the Corporation and hereby states the number of shares, and fixes the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, of such series of shares as follows:

SERIES D PREFERRED STOCK


          Section 1.  DESIGNATION; NUMBER OF SHARES.      The shares  of  such
series shall be designated as "Series D Preferred Stock" (the "Series D Preferred"), and the number of shares constituting the Series D Preferred shall be 15,000. Such number of shares may be decreased by resolution of the Board of Directors adopted and filed pursuant to the Delaware General Corporation Law,
Section 151(g), or any successor provision; provided, that no such decrease shall reduce the number of authorized shares of Series D Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire shares of Series D Preferred.

          Section 2. STATED CAPITAL. The amount to be represented in the stated capital of the Corporation for each share of Series D Preferred shall be $.01.

          Section 3. RANK. The Series D Preferred shall rank (a) prior to all of the Corporation's Common Stock, par value $.01 per share (the "Common Stock"), now outstanding or hereafter issued, and (b) junior to all of the Corporation's (i) Series A Preferred Stock, par value $.01 per share (the "Series A Preferred"), now outstanding or hereafter issued, (ii) Series B Preferred Stock, par value $.01 per share (the "Series B Preferred"), now outstanding or hereafter issued, and (iii) Series C Preferred Stock, par value $.01 per share (the "Series C Preferred"), in the case of each of (a) and (b), both as to payment of dividends and as to distributions of assets upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

          Section 4. DIVIDENDS AND DISTRIBUTIONS. The holders of shares of Series D Preferred shall be treated as, and rank on a parity with, the holders of shares of Common Stock for the purpose of dividends and distributions and shall be entitled to share ratably with holders of shares of the Common Stock and receive, when, as and if declared by the Board of Directors out of funds legally available for such purpose, such dividends and distributions as are declared by the Board of Directors on the Common Stock on an as-if-converted basis (as defined below) as of the date of declaration.

          Any reference to "distribution" contained in this Section 4 shall not be deemed to include any distribution made in connection with a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

          Section 5.  VOTING RIGHTS.

     (a) Except as otherwise provided herein or as required by law, the Series D Preferred shall be voted with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of shareholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis (an "as-if-converted basis"): each holder of shares of Series D Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series Preferred are convertible (pursuant to Section 7 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

     (b) For so long as at least 15,000 shares of Series D Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least two-thirds of the outstanding Series D Preferred voting together as a single class on an as-if-converted basis shall be necessary for effecting or validating any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Corporation or this Certificate of Designations (including any filing of a certificate of designation pursuant to Section 151 of the Delaware Corporation Law), that affects adversely the voting powers, preferences, or other special rights or privileges, qualifications, limitations, or restrictions of the Series D Preferred;

     (c) For so long as at least 15,000 shares of Series D Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least two-thirds of the outstanding Series D Preferred voting together with the Series A Preferred, Series B Preferred and Series C Preferred as a single class on an as-if-converted basis shall be necessary for effecting or validating the following actions:

          (i) Any increase or decrease (other than by redemption or conversion) in the authorized number of shares of Common Stock or Preferred Stock;

         (ii)  Any voluntary dissolution or liquidation of the Corporation.

    Section 6.  LIQUIDATION RIGHTS.

          (a) Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, after any distribution or payment in respect of liquidation required to be made to holders of stock of the Corporation, including the Series A Preferred, the Series B Preferred and the the Series C Preferred, ranking senior to the Series D Preferred Stock in respect of rights upon liquidation but before any distribution or payment shall be made to the holders of any Common Stock or other stock, if any, of the Corporation ranking junior to the Series D Preferred in respect of rights upon liquidation (collectively, "Junior Stock"), the holders of Series D Preferred shall be entitled, to be paid out of the assets of the Corporation an amount per share of Series Preferred equal to $5.12 per share plus all declared and unpaid dividends on such shares for each share of Series D Preferred held by them.

          (b) After the payment of the full liquidation preference of the Series D Preferred as set forth in Section 5(a) above, the assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock, Series A Preferred, Series B Preferred and Series C Preferred, in each case on an as-if-converted basis, until such time as the holders of Series A Preferred have received a total liquidation amount of three dollars ($3.00) per share (as adjusted for stock splits, recapitalizations and the like) and the holders of Series B Preferred have received a total liquidation amount of five dollars and ten cents ($5.10) per share (as adjusted for stock splits, recapitalizations and the like). The remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock and the Series C Preferred on an as-if-converted basis.

          (c)  The following events shall be considered a liquidation under
Section 5(a):

          (i) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of the Corporation immediately prior to such consolidation, merger or reorganization, own less than 50% of the surviving or successor entity immediately after such consolidation, merger or reorganization or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Corporation's voting power is transferred; or

         (ii) a sale, lease or other disposition of all or substantially all of the assets of the Corporation.

          (d) If, upon any liquidation (or any transaction deemed to be a liquidation), distribution, or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series D Preferred, then such assets shall be distributed among the holders of Series D Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

          Section 7. CONVERSION RIGHTS. The holders of the Series D Preferred shall have the following rights with respect to the conversion of the Series D Preferred into shares of Common Stock:

          (a) OPTIONAL CONVERSION. Subject to and in compliance with the provisions of this Section 7, any shares of Series D Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable
shares of Common Stock.   A holder of Series D Preferred shall be entitled upon
conversion to receive one share of Common Stock for each share of Series D Preferred Stock being converted.

          (b) MECHANICS OF CONVERSION. Each holder of Series D Preferred who desires to convert the same into shares of Common Stock pursuant to this

Section 7 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series D Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series D Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series D Preferred being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series D Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

          (c) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time or from time to time after issuance of any shares of Series D Preferred effect a subdivision of the outstanding Common Stock, the number of shares of Common Stock into which the Series D Preferred Stock is convertible shall be proportionately increased. Conversely, if the Corporation shall at any time or from time to time after issuance of any shares of Series D Preferred effect a combination of the outstanding shares of Common Stock into a smaller number of shares, the number of shares of Common Stock into which the Series D Preferred is convertible shall be proportionately decreased. Any adjustment under this Section 7(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (d) ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If the Corporation at any time or from time to time after issuance of any shares of Series D Preferred makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the number of shares of Common Stock into which the Series D Preferred is then convertible shall be increased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by such number of additional shares of Common Stock as a holder of shares of Common Stock in respect of such dividend or distribution.

          (e) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If the Corporation at any time or from time to time after issuance of any shares of Series D Preferred makes, or fixes a record date for the determination of holders of Common

Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series D Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their Series D Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 7 with respect to the rights of the holders of the Series D Preferred or with respect to such other securities by their terms.

          (f) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after issuance of any shares of Series D Preferred, the Common Stock issuable upon the conversion of the Series D Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 7 or in Section 3(c)), in any such event each holder of Series D Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

          (g) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 7 or in Section 6(c)), as a part of such capital reorganization, provision shall be made so that the holders of the Series D Preferred shall thereafter be entitled to receive upon conversion of the Series D Preferred the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holders of Series D Preferred after the capital reorganization to the end that the provisions of this Section 7 (including adjustment of the number of shares of Common Stock to be received upon conversion of the Series D Preferred then in effect) shall be applicable after that event and be as nearly equivalent as practicable.

          (h) CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the number of shares of Common Stock or other securities issuable upon conversion of the Series D Preferred, if the Series D Preferred is then convertible pursuant to this Section 7, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series D Preferred at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

          (i) NOTICES OF RECORD DATE. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transfer of all or substantially all the assets of the Corporation to any other person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series D Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

     (j)  AUTOMATIC CONVERSION.

          (i) Each Share of Series D Preferred shall automatically be converted into shares of Common Stock on a one for one basis at any time upon the affirmative vote of the holders of at least two-thirds of the outstanding Series D Preferred. Each share of Series D Preferred shall automatically be converted into shares of Common Stock, based on the number of shares of Common Stock into which shares of Series D are then convertible pursuant to the provisions of this Section 7, immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the gross cash proceeds to the Corporation are at least $10,000,000 (after deduction for underwriting discounts, commissions and fees). Upon such automatic conversion, any accumulated and unpaid dividends shall be paid in accordance with the provisions of Section 7(b).

          (ii) Upon the occurrence of the event specified in paragraph (i) above, the outstanding shares of Series D Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series D Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series D Preferred, the holders of Series D Preferred shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series D Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series D Preferred surrendered were convertible on the date on which such automatic conversion occurred, and the Corporation shall promptly pay in cash or, at the option of the Corporation, Common Stock (at the Common Stock's fair market value determined by the Board as of the date of such conversion), or, at the option of the Corporation, both, all declared and unpaid dividends on the shares of Series D Preferred being converted, to and including the date of such conversion.

          (k) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of Series D Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series D Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any

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

fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board of Directors of the Company) on the date of conversion.

          (l) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series D Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series D Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (m) NOTICES. Any notice required by the provisions of this Section 7 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

          (n) PAYMENT OF TAXES. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series D Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series D Preferred so converted were registered.

          (o) NO DILUTION OR IMPAIRMENT. The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series D Preferred against dilution or other impairment.

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

          Section 8. NO REISSUANCE OF SERIES D PREFERRED. No share or shares of Series D Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall acquire the status of undesignated shares of Preferred Stock.

          Section 9. NO PREEMPTIVE RIGHTS. Shareholders of the Corporation shall have no preemptive rights except as granted by the Corporation pursuant to written agreements. Shareholders shall not have the right to cumulate their votes for the election of Directors.


     IN WITNESS WHEREOF, Endocardial Solutions, Inc. has caused this certificate to be signed by James W. Bullock, in his capacity as President and Chief Executive Officer, and attested by James W. Bullock, in his capacity as Secretary, this __th day of January, 1997.

                               ENDOCARDIAL SOLUTIONS, INC.


                               By
                                  ------------------------------------
                                  James W. Bullock
                                  President and Chief Executive Officer

Attest:

 By
    ------------------------
      Secretary


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